UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2025

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Telomir Pharmaceuticals Announces Significant Anti-Cancer Effects in Prostate Cancer Animal Model Using Highly Aggressive Human Prostate Cancer Cells

Telomir-1 Inhibits Tumor Growth, Suppresses Cancer Progression, and Neutralizes Chemotherapy Toxicity

Telomir Pharmaceuticals, Inc. (NASDAQ: TELO) (“Telomir”), a leader in age-reversal science, today announced groundbreaking preclinical findings demonstrating that Telomir-1 reduces tumor size by approximately 50% in a prostate cancer animal model using highly aggressive human prostate cancer cells. It actively suppresses cancer growth rather than promoting it, and protects against chemotherapy-induced toxicity and mortality when combined with Paclitaxel—a widely used chemotherapy drug known for its effectiveness in treating various cancers but often associated with severe toxicity and side effects.

Key findings include:

1. Telomir-1 alone at both low and high doses reduced tumor growth by approximately 50%.

2. Contrary to concerns that telomere-elongating drugs may promote cancer, Telomir-1 demonstrated the opposite effect—actively suppressing tumor development while selectively benefiting healthy cells.

3. In the group treated with Paclitaxel alone, severe toxicity was observed, leading to significant weight loss and mortality of one-third of the animals. However, when low-dose Telomir-1 was added to Paclitaxel, no mortality occurred.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACUTICALS, INC.

Dated: March 19, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer